Exhibit 99.1

EXECUTION

May 15, 2022

Clay B. Siegall

in care of Seagen Inc.

Dear Clay:

This letter agreement (this “Letter Agreement”) memorializes your separation from Seagen Inc. (together with its subsidiaries and affiliates, the “Company”). All capitalized terms that are not defined in this Letter Agreement are used with the meanings assigned in the Amended and Restated Executive Employment Agreement, effective February 9, 2022, between you and the Company (your “Employment Agreement”).

1.	Separation

(a) Separation Date. As of May 15, 2022 (the “Separation Date”), you ceased to serve as Chief Executive Officer, President and employee of the Company. In addition, as of the Separation Date, you have resigned from office as a director or officer of the Company, and all fiduciary positions (including as trustee) held by you with respect to any pension plans or trusts established by the Company.

(b) Further Actions. You agree that no further action is required by you (or any other person or entity) to make effective the transitions and resignations provided for in this Section 1, but you agree to execute any reasonable documentation the Company may request to confirm it and to not reassume any such service or position without the written consent of the Company.

2.	Separation Payments

(a) Accrued Payments and Other Benefits. On the Separation Date, the Company will pay you your earned but unpaid annual salary and your annual salary for any accrued but unused vacation in accordance with the Company’s policy.

(b) Separation Payments. Subject to the terms set forth in Section 2(d), your separation will be treated as an Involuntary Termination, and accordingly:

(i) the Company will pay you in cash (in a lump sum on the earlier to occur of a Change of Control or March 13, 2023) one and one half (1.5) times the sum of your rate of annual salary and your target annual bonus opportunity for the fiscal year ended December 31, 2022 (together, the “Severance Payment”);

(ii) the Company will pay your COBRA health insurance premiums for eighteen (18) months following the Separation Date, subject to your timely election of such benefits (the “COBRA Benefits”); and

(iii) with respect to your currently outstanding and unvested (A) restricted stock units subject only to time-based vesting conditions (“RSUs”) and (B) stock options, an additional portion of all such awards will become vested on March 13, 2023 as if you remained employed for an additional eighteen (18) months following the Separation Date;

(iv) with respect to your currently outstanding and unvested restricted stock units subject to performance-based vesting conditions (“PSUs”), that were granted in 2019, 5/6 of such awards shall remain outstanding, and to the extent the performance criteria with respect to any such awards are satisfied based on actual performance through December 31, 2022, such award shall vest and be paid out on March 13, 2023; and

(v) the Company hereby agrees that notwithstanding anything in your equity award agreements to the contrary, upon your request, the Company will “net settle” any RSUs and/or PSUs that are to be paid out after the Separation Date (i.e., the Company will withhold a number of shares of Company stock that would otherwise be issued to you in connection with the settlement of any such RSUs and/or PSUs with a fair market value equal to your portion of any income and payroll taxes attributable to the settlement of any such RSUs and/or PSUs).

(c) Change of Control Entitlements. In the event that a Change of Control occurs on or prior to December 31, 2023, subject to the terms set forth in Section 2(d):

(i) the Company will pay you an additional amount in cash (in a lump sum on the date of the Change of Control) equal to (A) your target annual bonus opportunity for the fiscal year ended December 31, 2022 multiplied by 0.37, plus (B) the amount of the Severance Payment;

(ii) the Company will continue the COBRA Benefits for thirty-six (36) months following the Separation Date;

(iii) the remaining portion of your currently outstanding and unvested (A) restricted stock units subject only to time-based vesting conditions and (B) stock options that did not vest pursuant to Section 2(b)(iii) shall vest in full on the closing of the Change of Control; and

(iv) 1/6 of the PSU awards granted in 2019 and all other PSU awards shall vest on the closing of the Change of Control with any performance metrics measured on the Change of Control in the same manner as the PSUs held by members of the Company’s executive leadership team.

(d) Stock Option Exercises. The Company hereby agrees that notwithstanding anything in your equity award agreements to the contrary:

(i) you shall have until the earlier of December 31, 2023 and the end of the existing ten (10) year term of each stock option to exercise such stock option; and

(ii) with respect to any unexercised stock option that is vested, or becomes vested pursuant to Section 2, upon your request, the Company will permit a “cashless exercise” of such stock option (i.e., the Company will withhold a number of shares of Company stock that would otherwise be issued to you in connection with the exercise of any such stock option with a fair market value equal to the sum of the (A) aggregate exercise price for such stock option and (B) your portion of any income and payroll taxes attributable to such exercise).

2

(e) Release Required; Clawback.

(i) You will not be entitled to any of the payments or benefits set forth in Sections 2(b)-(c) if you have not executed the general release and waiver of claims attached as Annex A (the “Release”) within the twenty-one (21) day period following the Separation Date or the Release is revoked by you.

(ii) In the event that, (1) prior to the earlier to occur of a Change of Control and December 31, 2023, the Company reasonably determines that (A) you breached any of the terms of the PIIA (as defined below), or (B) Cause for your termination existed on the Separation Date and (2) the arbitrator in Section 4(c) agrees with the Company’s determination, then you will forfeit any right to any of the payments or benefits set forth in Section 2(b) through (d) and shall promptly repay any portion of such amounts paid to you prior to such event; provided, that, the Company shall not be required to make any such payments and benefits between the date of the Company’s determination and the date of the arbitrator’s determination.

(iii) For the avoidance of doubt, the Company’s Policy for Recoupment of Incentive Compensation adopted December 19, 2019 shall continue to apply to you as a “Covered Officer” in accordance with its terms.

(f) No Other Payments or Benefits. For the avoidance of doubt, except as otherwise specified herein (including in Section 3 below), you are not entitled to any payments or benefits (under the Employment Agreement or otherwise) in connection with your separation from the Company other than as provided in Section 2(a) through (d), and subject to the terms and conditions of this Section 2. In the event that a Change of Control does not occur on or prior to December 31, 2023, you will not be entitled to the payments and benefits set forth in Section 2(c).

3.	Ongoing Obligations

(a) Indemnification. The parties hereto acknowledge and agree that the indemnification provisions set forth in Section 6.3 of your Employment Agreement and the Indemnification Agreement between you and the Company dated January 19, 2001 (the “Indemnification Agreement”) shall remain in full force and in effect and the parties’ obligations and duties thereunder are not in any way modified or superseded by this Letter Agreement. The Company agrees that you shall continue to be a named insured under its directors & officers liability insurance policies, as in effect from time to time.

(b) PIIA. You acknowledge and agree that the Proprietary Information and Inventions Agreement between you and the Company dated August 30, 2019 (the “PIIA”) shall remain in full force and in effect in accordance its terms, and your obligations and duties thereunder are not in any way superseded by this Letter Agreement; provided, that the non-solicitation and non-competition covenants set forth in Section 1 of Exhibit E thereto shall continue to apply until the earlier of a Change of Control or December 31, 2023.

3

(c) Cooperation. You agree, upon the Company’s request until December 31, 2022, to reasonably cooperate with the Company in any investigation, litigation, arbitration or regulatory proceeding regarding events that occurred during your tenure with the Company or its affiliate, including making yourself reasonably available to consult with such persons as you and the Company reasonably agree to, to provide relevant information and to give truthful testimony. The Company shall promptly reimburse you for any out-of-pocket expenses incurred by you in providing your reasonable cooperation pursuant to this paragraph.

4.	Miscellaneous

(a) General Provisions. Sections 6.1 (Limitation on Change of Control Payments and Benefits), 6.2 (Code Section 409A), 6.5 (Notices), and 6.7 (Separability) of your Employment Agreement are hereby incorporated herein by reference.

(b) Governing Law. This Letter Agreement will be governed by and construed in accordance with the law of the State of Washington applicable to contracts made and to be performed entirely within that State without giving effect to choice of law principles.

(c) Mediation and Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the Release (a “Dispute”), including the determination of the scope or applicability of this paragraph, shall be submitted to non-binding mediation by either party to an impartial mediator, as agreed to by the parties, and appointed through JAMS (or the successor thereto) in Seattle, Washington, for a good faith effort at resolution. The mediator shall review the Dispute within thirty (30) days of submission or at such other time provided the parties so agree. Any mediation fee shall be paid equally by the parties. Any Dispute that is not resolved through such mediation shall be determined by arbitration in Seattle, Washington, before one (1) arbitrator who shall be a retired judge admitted to practice law in the State of Washington. The arbitration shall be administered by JAMS (or the successor thereto) pursuant to its Comprehensive Arbitration Rules and Procedures. The arbitrator shall follow any applicable federal law and Washington state law in rendering an award. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude either you or the Company from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. You and the Company also agree to use the JAMS Optional Arbitration Appeal Procedure for any appeal of the arbitrator’s decision. Each party agrees that the Dispute as mediated and/or arbitrated and the final resolution of such Dispute shall be considered to be confidential information to be kept confidential by each party.

(d) Amendments and Waivers. Any provision of this Letter Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you, and the Company, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Letter Agreement otherwise provides, no failure or delay by you or the Company to exercise any right or remedy under this Letter Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

(e) Entire Agreement. This Letter Agreement, the PIIA, your equity award agreements and the Indemnification Agreement constitute the entire agreement between you and the Company with respect to the subject matter contemplated by this Letter Agreement and supersedes any earlier agreement, written or oral (including your Employment Agreement, except as specifically incorporated by reference herein), with respect to the subject matter of this Letter Agreement; provided, that the covenants set forth in Section 3 of this Letter Agreement shall be in addition to, and shall not supersede, any restrictive covenants to which you are otherwise subject under any other plan, agreement or arrangement of the Company. In entering into this Letter Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Letter Agreement.

4

(f) Survival. Upon the expiration or other termination of this Letter Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties hereunder.

(g) Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by electronic transmission, including in portable document format (.pdf), shall be deemed as effective as delivery of an original executed counterpart of this Letter Agreement.

[Signature Page Follows]

5

If this Letter Agreement correctly describes our understanding, please execute and deliver a counterpart of this signature page, which shall become a binding agreement on our receipt.

Sincerely,

SEAGEN INC.

By:	/s/ Felix J. Baker
Name: Felix J. Baker
Title: Chairman of the Board

Accepted and Agreed

I hereby agree with and accept the terms and conditions of this Letter Agreement:

/s/ Clay B. Siegall
Name: Clay B. Siegall
Date: May 15, 2022

[Signature Page to Letter Agreement]

Annex A

GENERAL RELEASE AND WAIVER OF CLAIMS

This GENERAL RELEASE AND WAIVER OF CLAIMS (this “Release”), by Clay B. Siegall (“Employee”) in favor of Seagen Inc. and its subsidiaries (collectively, the “Company”), affiliates, stockholders, beneficial owners of its stock, its current or former officers, directors, employees, members, attorneys and agents, and their predecessors, successors and assigns, individually and in their official capacities (together, the “Released Parties”).

WHEREAS, Employee has been employed as President and Chief Executive Officer of the Company;

WHEREAS, Employee’s employment with the Company was terminated, effective as of May 15, 2022 (the “Termination Date”); and

WHEREAS, Employee is owed certain payments under the letter agreement entered into by the Company and the Employee, dated May 15, 2022 (the “Letter Agreement”), that are conditioned on the execution without revocation of this Release.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows:

1. General Release.

(a) Employee knowingly and voluntarily waives, terminates, cancels, releases and discharges forever the Released Parties from any and all suits, actions, causes of action, claims, allegations, rights, obligations, liabilities, demands, entitlements or charges (collectively, “Claims”) that Employee (or Employee’s heirs, executors, administrators, successors and assigns) has or may have, whether known, unknown or unforeseen, vested or contingent, by reason of any matter, cause or thing occurring at any time before and including the date of this Release, including all claims arising under or in connection with Employee’s employment or termination of employment with the Company, including, without limitation: Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful, abusive, constructive or unlawful discharge or dismissal, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including rights or Claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990 (“OWBPA”), violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standards Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, including all amendments to any of the aforementioned acts; and violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other Claims for compensation or bonuses, whether or not paid under any compensation plan or arrangement; breach of contract; tort and other common law Claims; defamation; libel; slander; impairment of economic opportunity defamation; sexual harassment; retaliation; attorneys’ fees; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; and punitive or exemplary damages. In addition, in consideration of the provisions of this Release, Employee further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those Claims that are known or suspected to exist in Employee’s favor.

(b) Notwithstanding anything herein to the contrary, in the event the arbitrator under Section 4(c) of the Letter Agreement determines that the forfeiture and clawback in Section 2(e)(ii) of the Letter Agreement applies, this Release shall be deemed null and void.

2. Surviving Claims. Notwithstanding anything herein to the contrary, this Release shall not:

(i) release any Claims for payment of amounts payable or benefits provided under the Letter Agreement in accordance with its terms;

(ii) release any Claim for employee benefits under plans covered by ERISA to the extent any such Claim may not lawfully be waived or for any payments or benefits under any Company plans (including any 401k plan or pension plan) that have vested according to the terms of those plans (or that vest in connection with or as a result of Employee’s separation from the Company);

(iii) release any Claim that may not lawfully be waived;

(iv) release any Claim for indemnification and D&O insurance in accordance with the Letter Agreement and with applicable laws and the corporate governance documents of the Company; or

(v) limit Employee’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages in connection with any charge, complaint or lawsuit filed by Employee or anyone else on Employee’s behalf (whether involving a governmental entity or not); provided that Employee is not agreeing to waive, and this Release shall not be read as requiring Employee to waive, any right Employee may have to receive an award for information provided to any governmental entity.

3. Additional Representations. Employee further represents and warrants that Employee has not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Released Party nor has Employee assigned, pledged, or hypothecated as of the Effective Date any Claim to any person and no other person has an interest in the Claims that he is releasing.

4. Acknowledgements by Employee. Employee acknowledges and agrees that Employee has read this Release in its entirety and that this Release is a general release of all known and unknown Claims. Employee further acknowledges and agrees that:

(i) Employee was properly classified as ineligible to receive overtime and has received all wages, salary, incentive compensation, commissions, bonuses, stock, equity awards, and other compensation owed by the Company in connection with his employment by the Company except as otherwise provided in the Letter Agreement;

(ii) Employee acknowledges and agrees that he has received all leaves of absence to which he was entitled, and has not suffered any on-the-job injury for which Employee has not already filed a workers’ compensation claim;

(iii) this Release does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the Effective Date of this Release and Employee acknowledges that he is not releasing, waiving or discharging any ADEA Claims that may arise after the Effective Date of this Release;

(iv) Employee is entering into this Release and releasing, waiving and discharging rights or Claims only in exchange for consideration which he is not already entitled to receive;

(v) Employee has been advised, and is being advised by the Release, to consult with an attorney before executing this Release; Employee acknowledges that he has consulted with counsel of his choice concerning the terms and conditions of this Release;

(vi) Employee has been advised, and is being advised by this Release, that he has been given at least twenty-one (21) days within which to consider the Release, but Employee can execute this Release at any time prior to the expiration of such review period; and

(vii) Employee is aware that this Release shall become null and void if he revokes his agreement to this Release within seven (7) days following the date of execution of this Release. Employee may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to Jean Liu, Chief Legal Officer of the Company, written notice of his revocation of this Release no later than 5:00 p.m. Pacific time on the seventh (7th) full day following the date of execution of this Release (the “Effective Date”). Employee agrees and acknowledges that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Release.

5. Governing Law. To the extent not subject to federal law, this Release will be governed by and construed in accordance with the law of the State of Washington applicable to contracts made and to be performed entirely within that state.

6. Severability. If any provision of this Release should be declared to be unenforceable by any administrative agency or court of law, then remainder of the Release shall remain in full force and effect.

7. Captions; Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Release and shall not be used in construing it.

8. Counterparts; Facsimile Signatures. This Release may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original instrument without the production of any other counterpart. Any signature on this Release, delivered by either party by photographic, facsimile or PDF shall be deemed to be an original signature thereto.

[Continued on Next Page]

IN WITNESS WHEREOF, Employee has signed this Release on May 15, 2022.

Clay B. Siegall

ACKNOWLEDGED AND AGREED: Seagen, Inc.

By:

Name:	Felix J. Baker
Title:	Chairman of the Board